Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the quarterly report of Sharps Compliance Corp. (the “Company”) on Form 10-Q for the three and six months ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof, I, Dr. Burton J. Kunik, Chairman of the Board, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)
The Form 10-Q report for the three and six months ended December 31, 2009, filed with the Securities and Exchange Commission on February 11, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Form 10-Q report for the three and six months ended December 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of Sharps Compliance Corp.

By:  /s/ DR. BURTON J. KUNIK                                                                                 Date: February 11, 2010
Dr. Burton J. Kunik
Chairman of the Board of Directors,
and Chief Executive Officer